                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PROXICOM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3) Filing Party:
--------------------------------------------------------------------------------

     (4) Date Filed:
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

                                 PROXICOM, INC.
                           11600 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 262-3200

                                                               December 30, 1999

Dear Stockholder:

     On behalf of the Board of Directors of Proxicom, Inc., it is my pleasure to invite you to the Proxicom Special Meeting of Stockholders which will be held on Thursday, January 27, 2000 at 9:00 a.m., local time, at Proxicom's headquarters, located at 11600 Sunrise Valley Drive, Reston, Virginia 20191.

     The matters to be acted upon at the special meeting, as well as other important information, are set forth in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, which you are urged to review carefully.

     Regardless of your plans for attending in person, it is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope as described in the instructions on the proxy card.

                                          Sincerely,

                                          /s/ RAUL J. FERNANDEZ
                                          Raul J. Fernandez
                                          Chairman, President and Chief
                                          Executive Officer

                                 PROXICOM, INC.
                           11600 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 262-3200
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 27, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Proxicom, Inc., a Delaware corporation, will be held on Thursday, January 27, 2000 at 9:00 a.m., local time, at Proxicom's headquarters, located at 11600 Sunrise Valley Drive, Reston, Virginia 20191, for the purpose of considering and voting upon the following matter:

     (1) To consider and vote upon an amendment to the Proxicom, Inc. 1996 Stock Option Plan to increase the number of authorized shares of Proxicom common stock, par value $.01 per share, to be issued under the plan from 7,000,000 to 14,000,000 shares.

     The foregoing item of business is more fully described in the Proxy Statement accompanying this notice.

     The Board of Directors has fixed December 27, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to vote at the special meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ RAUL J. FERNANDEZ
                                          Raul J. Fernandez
                                          Chairman, President and Chief
                                          Executive Officer

Reston, Virginia
December 30, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS DESCRIBED IN THE INSTRUCTIONS TO THE PROXY CARD. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY FILING WITH THE SECRETARY OF PROXICOM, CHRISTOPHER CAPUANO, A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                                 PROXICOM, INC.
                           11600 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 262-3200
                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 30, 1999
                            ------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying proxy card are furnished to stockholders of Proxicom, Inc. in connection with the solicitation by the Board of Directors of Proxicom of proxies to be used at the special meeting of stockholders to be held on Thursday, January 27, 2000 at 9:00 a.m., local time, at Proxicom's headquarters, located at 11600 Sunrise Valley Drive, Reston, Virginia 20191 and at any adjournment or postponement thereof.

     This Proxy Statement, the Notice of Special Meeting of Stockholders and the proxy card were first mailed to stockholders on or about January 4, 2000.

     If the enclosed proxy card is properly executed and returned to Proxicom in time to be voted at the special meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

     - "FOR" PROPOSAL 1 TO AMEND THE PROXICOM, INC. 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PROXICOM COMMON STOCK TO BE ISSUED UNDER THE PLAN FROM 7,000,000 TO 14,000,000 SHARES (THE "PLAN AMENDMENT").

     The mere presence of a stockholder at the special meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of Proxicom a written revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person.

     The cost of solicitation of proxies will be borne by Proxicom. In addition to the solicitation of proxies by mail, Proxicom, through its officers, directors or employees, also may solicit proxies personally or by telephone or other means. These persons will not be specifically compensated for such solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and Proxicom will reimburse such persons for their reasonable expenses incurred in that connection.

     The close of business on December 27, 1999 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the special meeting. As of December 27, 1999, the outstanding voting stock of Proxicom consisted of 26,229,362 shares of the Proxicom common stock, par value $.01 per share. Holders of common stock are entitled to one vote per share with respect to all matters as to which a vote is taken at the special meeting.

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to be voted at the special meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares represented at the special meeting for purposes of determining whether a quorum has been achieved.

     Assuming the presence of a quorum at the special meeting, approval of the Plan Amendment requires the affirmative vote of a majority of all shares of common stock represented, in person or by proxy, and voting at the meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will not count as votes for or against the Plan Amendment.

     Proxicom directors, certain of its officers, certain of its senior employees and certain of their affiliates, who owned approximately 13,993,517 shares, or 53.4%, of the outstanding common stock, as of December 27, 1999, have advised Proxicom that they intend to vote in favor of the Plan Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT AS SET FORTH IN THIS PROXY STATEMENT.

                            APPROVAL OF AN AMENDMENT
                    TO THE PROXICOM, INC. 1996 STOCK OPTION
                         PLAN TO INCREASE THE NUMBER OF
                             SHARES OF COMMON STOCK
                       AUTHORIZED TO BE ISSUED THEREUNDER
                                  (PROPOSAL 1)

     The Board of Directors has adopted an amendment to the Proxicom, Inc. 1996 Stock Option Plan to increase the number of authorized shares of common stock authorized and reserved for issuance under the plan from 7,000,000 to 14,000,000 shares. At the special meeting, you will be asked to consider and vote on this amendment.

     The plan provides for the grant of options and other stock-based compensation to employees, officers and consultants of Proxicom. As of December 27, 1999, of the 7,000,000 shares reserved for issuance, only approximately 150,000 shares remained available for grant under the plan. Proxicom management believes that Proxicom has experienced and will continue to experience significant growth. Proxicom management believes that stock options have been and will continue to be one of the most important methods of attracting and retaining key personnel responsible for the development and growth of Proxicom's business. In order to permit Proxicom to continue to use stock options as an incentive to its employees and other personnel, and as a means to promote increased stockholder value, the Board of Directors believes that the plan needs to be amended to increase the number of shares reserved for issuance. The Board of Directors has determined that the Plan Amendment is advisable and in the best interests of Proxicom and its stockholders and recommends that you vote to approve it.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or earned by Proxicom's Chief Executive Officer and all other executive officers whose salary and bonus for services rendered in all capacities to Proxicom for the fiscal year ended December 31, 1998 exceeded $100,000. We will use the term "named executive officers" to refer to these people later in this proxy statement.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                                                               ------------
                                                              ANNUAL COMPENSATION              SECURITIES
                                                      -----------------------------------       UNDERLYING
           NAME AND PRINCIPAL POSITION(S)              SALARY        BONUS          OTHER      OPTIONS/SARS
           ------------------------------             --------      --------        -----      ------------
Raul J. Fernandez...................................  $185,742      $     --        $720(1)           --
  Chairman, Chief Executive Officer and President
Larry D. Clark......................................   262,990       113,836          --         300,000
  Executive Vice President, Chief Operating Officer
Christopher Capuano.................................   166,300        41,450          --          25,000
  Senior Vice President, General Counsel and
     Secretary
Kenneth J. Tarpey...................................   154,553        44,250          --          50,000
  Executive Vice President, Chief Financial Officer
     and Treasurer

---------------
(1) Pertains to an automobile allowance.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes the options granted to each of Proxicom's named executive officers during the fiscal year ended December 31, 1998.

                                                 INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                ---------------------------------------------------     VALUE AT ASSUMED
                                NUMBER OF      PERCENT OF                             ANNUAL RATES OF STOCK
                                SECURITIES   TOTAL OPTIONS                             PRICE APPRECIATION
                                UNDERLYING     GRANTED TO                              FOR OPTION TERM(1)
                                 OPTIONS       EMPLOYEES      EXERCISE   EXPIRATION   ---------------------
             NAME                GRANTED     IN FISCAL YEAR   PRICE(2)      DATE         5%         10%
             ----               ----------   --------------   --------   ----------   --------   ----------
Larry D. Clark................   300,000          13.5%        $4.77      3/30/08     $899,948   $2,280,645
Christopher Capuano...........    25,000           1.1          4.77      1/23/08       74,996      190,054
Kenneth J. Tarpey.............    50,000           2.2          7.00      4/01/08      220,113      557,810

---------------
(1) The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Assumed stock price appreciation of 5% and 10% is based on the fair value at the time of the grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to date. Assuming the fair market value of the common stock at the date of grant as the initial public offering price of $13.00 per share (which is significantly less than the last sales price of the common stock on September 30, 1999), the potential realizable value of these options at a 5% assumed annual rate of stock price appreciation would be $4,921,687 for Mr. Clark, $410,140 for Mr. Capuano and $708,781 for Mr. Tarpey.

(2) The exercise price equals the fair market value of the common stock as of the grant date as determined by the board of directors.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table presents information with respect to stock options owned by the named executive officers at December 31, 1998 and with respect to stock options exercised by the named executive officers during the fiscal year ended December 31, 1998.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                      DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                                                 ---------------------------   ---------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                        -----------   -------------   -----------   -------------
Larry D. Clark.................................        --         300,000       $     --      $2,469,000
Christopher Capuano............................    20,000          55,000        189,650         483,700
Kenneth J. Tarpey..............................    25,000         125,000        220,750         962,250

---------------
(1) There was no public trading market for the common stock as of December 31, 1998. Accordingly, these values have been calculated on the basis of Proxicom's initial public offering price of $13.00 per share, less the applicable exercise price per share, multiplied by the number of shares underlying such options.

STOCK PLANS

     1996 Stock Option Plan. The 1996 Stock Option Plan provides for the grant of options and other stock-based compensation to employees, officers and consultants of Proxicom. There are 7,000,000 shares of common stock reserved for issuance under this plan. Options granted under this plan typically vest over time, subject to acceleration in the event of a change of control of Proxicom. No option granted under this plan is exercisable after the tenth anniversary of the option's date of grant.

     1997 Stock Option Plan for Non-Employee Directors. The 1997 Stock Option Plan for Non-Employee Directors provides for automatic grants of stock options to eligible non-employee directors. There are 350,000 shares of common stock reserved for issuance under this plan. Under the Directors Plan, each non-employee director is granted an option to purchase 35,000 shares of common stock upon first election to the board. Each non-employee director is also granted an additional option to purchase 35,000 shares of common stock upon reelection to the board. See "Director Compensation." Options granted under this plan before December 15, 1998 vest over three years, subject to acceleration in the event of a change of control of Proxicom. Options granted after December 15, 1998 vest on the date of grant. No option granted under this plan is exercisable after the tenth anniversary of the option's date of grant.

     Employee Stock Purchase Plan. Proxicom's Employee Stock Purchase Plan provides for the issuance of 1,000,000 shares of common stock. All Proxicom employees whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the Stock Purchase Plan, provided that any employee who would own five percent or more of the total combined voting power or value of Proxicom's stock immediately after any grant is not eligible to participate. Eligible employees must authorize Proxicom to deduct an amount from their pay during offering periods established by the compensation committee. Common stock may be purchased at not less than 85% of the lesser of the market price of the common stock on the first or last business day of each offering period.

DIRECTOR COMPENSATION

     Proxicom does not currently compensate its directors who are also employees of Proxicom. Each non-employee director currently receives $1,500 of cash compensation and is reimbursed for reasonable travel expenses for each board meeting attended.

SEVERANCE AGREEMENTS

     On February 16, 1999, Christopher Capuano, Larry D. Clark and Kenneth J. Tarpey each entered into severance agreements with Proxicom. These agreements provide that, in the event of termination, each of Messrs. Capuano, Clark and Tarpey are to receive severance payments from Proxicom for services previously rendered. These payments are to include the following amounts: (1) any compensation accrued by the employee, but not yet paid by Proxicom, including any unpaid salary, a pro rata portion of the employee's annual bonus and any accrued vacation pay and (2) one year of the employee's salary and annual bonus. Proxicom will also continue for a period of one year or such longer period as may be required by law to provide benefits to the employee at least equal to those that would have been provided to him had his employment not been terminated. Messrs. Capuano, Clark and Tarpey are entitled to these payments and benefits if (1) they are terminated other than for cause or (2) they terminate their employment for good reason, as defined in the agreement, following a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee consists of David Hodgson, Theodore Leonsis and Mario Morino. Mr. Hodgson is a managing member of General Atlantic Partners, L.L.C. ("GAP LLC"), a Delaware limited liability company. Mr. Hodgson is also a general partner of GAP Coinvestment Partners, L.P. ("GAP Coinvestment") and GAP Coinvestment Partners II, L.P. ("GAP Coinvestment II"). GAP LLC is the general partner of General Atlantic Partners 34, L.P. ("GAP 34") and General Atlantic Partners 52, L.P. ("GAP 52").

     On August 30, 1996, Proxicom sold to GAP 34 and GAP Coinvestment 1,389,218 shares and 240,751 shares, respectively, of Series A convertible preferred stock at a price of $3.27 per share. At the same time, Proxicom also granted GAP 34 and GAP Coinvestment warrants exercisable for 861,834 shares and 149,544 shares, respectively, of Series A preferred stock, or common stock in the event of an initial public offering of securities, at an exercise price of $7.91 per share. In addition, Proxicom, GAP 34, GAP Coinvestment and Mr. Fernandez entered into a registration rights agreement. Under the terms of the Series A convertible preferred stock, Mr. Hodgson was elected to the board of directors. In January 1998, GAP 34 and GAP Coinvestment converted 347,311 shares and 60,189 shares of Series A preferred stock, respectively, into an equivalent number of shares of common stock. GAP 34 and GAP Coinvestment exercised their warrants on April 13, 1999. At the closing of Proxicom's initial public offering, all shares of Series A convertible preferred stock were converted to common stock on a one-for-one basis.

     On February 20, 1997, Proxicom sold to GAP 34, GAP Coinvestment and The Mario M. Morino Trust (the "Morino Trust"), along with another investor, 81,535 shares, 14,388 shares and 239,808 shares, respectively, of Series B convertible preferred stock at a price of $4.17 per share. Also, along with another investor, the Morino Trust became a party to the above referenced registration rights agreement. Under the stockholders agreement's terms, Mr. Morino was elected to the board of directors. At the closing of Proxicom's initial public offering, all shares of Series B convertible preferred stock were converted to common stock on a one-for-one basis.

     On February 1, 1999, Proxicom sold to Mr. Leonsis, GAP 52, GAP Coinvestment and the Morino Trust, along with other investors, 43,660 shares, 628,850 shares, 141,571 shares and 54,575 shares, respectively, of Series D convertible preferred stock at a purchase price of $6.00 per share. In this transaction, all new investors became parties to the registration rights agreement. Also, simultaneously with this transaction, Mr. Fernandez, Ms. Brenda Wagner, a stockholder and director of Proxicom, and two former stockholders of IBIS Consulting, Inc. ("IBIS"), a company with which Proxicom merged in August 1998, sold a total of 698,667 shares of common stock to the purchasers of the Series D preferred stock for aggregate consideration of $4.2 million. At the closing of Proxicom's initial public offering, all shares of Series D convertible preferred stock were converted to common stock on a one-for-one basis.

     Under the terms of the above referenced registration rights agreement, GAP 34, GAP Coinvestment, GAP 52 and GAP Coinvestment II are entitled to demand registration rights under the Securities Act, subject to limitations. This means that they can demand that Proxicom register the sale of their shares. In addition, in the event that Proxicom proposes to register any shares of its common stock under the Securities Act, either for its account or for the account of other security holders, all stockholder parties are entitled to receive notice of the registration and are entitled to include their shares in it.

     In February 1997, Proxicom leased approximately 65,000 square feet of office space in Reston, VA. The lessor is 11600 Sunrise Limited Partnership, a limited partnership of which Mr. Morino is the general partner. The lease term commenced on July 1, 1997 and has a seven-year term. Lease payments totaled approximately $331,000 for 1997 and $864,000 for 1998 and will increase at an annual rate of 3.0.

     Proxicom management believes that all transactions disclosed above were made on terms no less favorable to Proxicom than would have been obtained from unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of common stock as of December 27, 1999 by:

     - each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the outstanding common stock;

     - each of the named executive officers;

     - each Proxicom director; and

     - all of the executive officers and directors as a group.

     The persons named in this table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after the date of this proxy statement, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                         BENEFICIAL OWNERSHIP
                                                        -----------------------
                         NAME                             NUMBER     PERCENTAGE
                         ----                           ----------   ----------
Raul J. Fernandez(1)..................................   6,824,759      26.0%
General Atlantic Partners, LLC(2).....................   2,240,478       8.5%
Christopher Capuano(3)................................      73,750         *
Larry D. Clark........................................     120,000         *
Kenneth J. Tarpey(4)..................................      54,742         *
David C. Hodgson(2)(5)................................   2,275,478       8.7%
Jack Kemp(6)..........................................      40,000         *
Theodore J. Leonsis(7)................................     101,667         *
John A. McKinley, Jr.(8)..............................      92,667         *
Mario M. Morino(9)....................................     363,141       1.4%
Brenda A. Wagner(10)(11)..............................   1,581,819       6.0%
Jeremy Wagner(10)(12).................................   1,578,911       6.0%
All executive officers and directors as a group (11
  persons)............................................  11,528,023      43.6%

---------------
  *  Less than 1% of the outstanding shares.

 (1) The address of Mr. Fernandez is c/o Proxicom, 11600 Sunrise Valley Drive, Reston, VA 20191.

 (2) GAP 34 holds 904,390 shares of common stock. GAP Coinvestment holds 159,694 shares of common stock. GAP 52 holds 960,222 shares of common stock. GAP Coinvestment II holds 216,172 shares of common stock. The general partner of GAP 34 and GAP 52 is GAP LLC. The managing members of GAP LLC are also the general partners of GAP Coinvestment and GAP Coinvestment II. Mr. Hodgson is a managing member of GAP LLC. Mr. Hodgson is a general partner of GAP Coinvestment and GAP Coinvestment II. GAP 34, GAP 52, GAP Coinvestment, GAP Coinvestment II and GAP LLC, together, are a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934. Mr. Hodgson disclaims beneficial ownership of the securities held by GAP 34, GAP 52, GAP Coinvestment and GAP Coinvestment II, except to the extent of his respective pecuniary interest in those entities. The address of GAP LLC and Mr. Hodgson is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830.

 (3) Includes 27,500 shares of common stock issuable upon the exercise of stock options.

 (4) Includes 3,000 shares of common stock owned by members of Mr. Tarpey's immediate family and 9,375 shares of common stock issuable upon the exercise of stock options.

 (5) Includes all of the shares beneficially owned by GAP LLC and 35,000 shares of common stock issuable upon the exercise of stock options.

 (6) Includes 15,000 shares of common stock issuable upon the exercise of stock options.

 (7) Includes 35,000 shares of common stock issuable upon the exercise of stock options.

 (8) Includes 35,000 shares of common stock issuable upon the exercise of stock options.

 (9) Includes 328,141 shares of common stock held in trust by Mr. Morino and 35,000 shares of common stock issuable upon the exercise of stock options.

(10) Includes 1,563,069 shares of common stock held in trust by Ms. Wagner and her husband, Jeremy Wagner. Mr. and Ms. Wagner share voting and investment power with respect to these shares. The address of Mr. and Ms. Wagner is c/o Proxicom, 11600 Sunrise Valley Drive, Reston, VA 20191.

(11) Includes 18,750 shares of common stock issuable upon the exercise of stock options.

(12) Includes 15,842 shares of common stock issuable upon the exercise of stock options.

             SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     It is anticipated that the Company's first annual meeting will be held in the last week of April 2000 or the first week of May 2000. Any Proposal that a Proxicom stockholder wished to have included in the proxy materials for Proxicom's 2000 annual meeting under SEC Rule 14a-8 should have been received during the fourth week of November 1999.

                                          By Order of the Board of Directors

                                          /s/ RAUL J. FERNANDEZ
                                          Raul J. Fernandez
                                          Chairman, President and Chief
                                          Executive Officer

Reston, Virginia
December 30, 1999

                                 PROXICOM, INC.
                           11600 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 262-3200

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Christopher Capuano and Kenneth
J. Tarpey and each of them, attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Stockholders of Proxicom, Inc. to be held on Thursday, January 27, 2000 at 9:00 a.m., local time, at Proxicom's headquarters, located at 11600 Sunrise Valley Drive, Reston, Virginia 20191 and at any adjournment or postponement thereof to approve the proposal to amend the Proxicom, Inc. 1996 Stock Option Plan to increase the number of authorized shares of Proxicom common stock to be issued under the plan from 7,000,000 to 14,000,000 shares, with all powers the undersigned would be entitled to vote if personally present.

               This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposal to amend the Proxicom, Inc. 1996 Stock Option Plan to increase the number of authorized shares of Proxicom common stock to be issued under the plan from 7,000,000 to 14,000,000 shares.

               THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE PROXICOM, INC. 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PROXICOM COMMON STOCK TO BE ISSUED UNDER THE PLAN FROM 7,000,000 TO 14,000,000 SHARES.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

1. Approval of the proposal to amend the Proxicom, Inc. 1996 Stock Option Plan to increase the number of authorized shares of Proxicom common stock to be issued under the plan from 7,000,000 to 14,000,000 shares.

     FOR                            AGAINST                         ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting.

     I/WE WILL ATTEND MEETING                      ADDRESS CHANGE MARK HERE

          Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

          Dated:                                                 , 2000
                -------------------------------------------------

          -------------------------------------------------------------
                                    SIGNATURE

          -------------------------------------------------------------
                            SIGNATURE IF HELD JOINTLY

VOTES MUST BE INDICATED IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.